EXHIBIT 4.2


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     We have issued our report dated October 14, 2009, with respect to the statement of condition including the related portfolio of S&P Dividend Growth Opportunities Trust, Series 18 (included in Van Kampen Unit Trusts, Series 915) as of October 14, 2009, contained in Amendment No. 1 to the Registration Statement on Form S-6 (File No. 333-161435) and Prospectus. We consent to the use of the aforementioned report in this Registration Statement and Prospectus and to the use of our name as it appears under the caption "Other Matters-Independent Registered Public Accounting Firm".

                                                          /s/ GRANT THORNTON LLP


New York, New York
October 14, 2009